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                                                                   EXHIBIT 10.17


                            NABORS INDUSTRIES, INC.
                      1996 CHAIRMAN'S EXECUTIVE STOCK PLAN



1. Purpose of Plan. The purpose of 1996 Chairman's Executive Stock Plan (the "Plan") is (i) to provide an incentive for the Chairman of the Board, ("Covered Employee") of Nabors Industries, Inc. ("Nabors" or the "Company") by encouraging ownership of the Company's common stock, $.10 par value, (the "Common Stock"), and (ii) to aid the Company in retaining such officer upon whose efforts the Company's success and future growth depends.

2. Administration. The Plan shall be administered by an independent committee (the "Committee") appointed by the Company's Board of Directors (the "Board"), as hereinafter provided.

    The Committee shall be appointed from time to time by the Board and shall consist of not fewer than two members. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. All members of the Committee shall be "disinterested persons" as defined by Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "34 Act") or any successor thereto. The Board shall designate one of the members of the Committee as the Committee Chairman. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination reduced to writing and signed by all members shall be effective as if made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary (who need not be a member of the Committee). For purposes of administration, the Committee, subject to the terms of the Plan, shall have final authority to establish such rules and regulations, and take such other administrative actions as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be final, conclusive and binding on all persons, including persons granted options hereunder ("Optionees") and their legal representatives and beneficiaries. No member of the Committee shall be liable for any act or omission with respect to his services on the Committee, if he acts in good faith and in a manner he reasonably believes to be in or not opposed to the best interests of the Company.

3. Stock Available for Stock Awards and Option Grants. There shall be available for the grant of options under the Employee Plan a total of 850,000 Shares of Common Stock. This amount is subject to any adjustments which may be made pursuant to Section 5(f) hereof. Shares of Common Stock with respect to which options are granted under the Plan may be either authorized and unissued shares of Common Stock, or previously issued shares of Common Stock held in the treasury of the Company, or both. Shares of Common Stock reserved for options which have terminated or expired prior to exercise shall be available for further awards or grants. The principles of Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder, shall govern.

4.  (a)   Eligibility. Option grants under the Plan may be made to Covered
    Employees.   Stock Options made to a Covered Employee whether or not they hold or have held awards or grants previously, under the Plan or otherwise granted or assumed by Nabors. In selecting a Covered Employee to receive awards or grants, the Committee may take into consideration any factors it may deem relevant, including its estimate of the individual's present and potential contributions to the success of the Company.
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    (b)   Description of Compensation.  The maximum amount of compensation payable to an employee attributable to the exercise of stock options granted under the Plan shall be equal to the maximum number of Shares of Common Stock for which options can be granted to an employee multiplied by the difference between the Fair Market Value on the date of exercise less the exercise price (which is no less than the Fair Market Value on the date of the grant of the option).

5. Terms and Conditions of Stock or Options. The Committee shall, in its discretion, prescribe the terms and conditions of the grants hereunder, which terms and conditions need not be the same in each case, subject to the following:

    (a) Number of Shares. Each option grant shall state the number of shares of Common Stock to which it pertains.

    (b) Option Exercise Price. The option exercise price shall be set by the Committee, but shall be no less than the Fair Market Value per share of
    Common Stock on the date of the grant of the option.   The option price is
    to be paid, upon exercise, in cash or, in the discretion of the Committee, in options or Shares of the Company to be valued at fair market value at the time of exercise. For purposes of the Plan, the Fair Market Value per share of Common Stock shall be the last sale price regular way on the date of reference, or, in the case no sale takes place on such date, the average of the closing high bid and low asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price reported on the National Market System of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on such date, or the average of the closing high bid and low asked prices of the Common Stock in the over-the-counter market reported on NASDAQ on such date, whichever is applicable or, if there are not such prices reported on NASDAQ on such date, then as furnished to the Committee by any New York Stock Exchange member selected from time to time by the Committee for such purpose. If there is no bid or asked price reported on any such date, the market value shall be determined by any other appropriate method selected by the Committee.

    (c) Option Period.   The Committee may specify a period for exercise of an
    option (the "Option Period") which period shall in no event be more than ten years from the date of grant. Options may, in the discretion of the Committee, be exercisable in installments during the Option Period and such installments may be accelerated based upon target prices for Nabors Common Stock. Any shares of Common Stock not purchased on any applicable installment date may be purchased thereafter at any time before the expiration date of the Option Period subject to Section 5(e) hereof.

    (d) Exercise of Options. In order to exercise an option, the Optionee shall deliver to Nabors written notice specifying the number of shares of Common Stock to be purchased, together with a certified or bank cashier's check payable to the order of Nabors in the full amount of the purchase price therefor; provided, however, that the Committee may, in its discretion, allow such payments to be made in whole or in part in Common Stock delivered, or options surrendered, by the Optionee valued at the Fair Market Value of such Common Stock.

    If the Optionee so requests, shares of Common Stock purchased upon exercise of an option may be issued in the name of the Optionee or another person. An Optionee shall not have any of the rights of a stockholder until the shares of Common Stock are issued to him. An option may not be exercised for less than the lesser of (i) ten shares of Common Stock, or (b) the number of shares of Common Stock remaining subject to such option.
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   (e)  Effect of Termination of Employment.  Any option granted hereunder may be exercised by the Optionee, his heirs, devisees, legatees or assigns at any time before the relevant expiration date, whether or not Optionee ceases to be an employee and whether or not such employment is terminated by voluntary written resignation, by action of the Company for cause, without cause, or by reason of death or disability, with respect to all options as to which his right of exercise has vested or as to which his right of exercise shall vest in accordance with the next sentence of this paragraph on the date of his termination of employment. In the event of a termination of employment for any reason, except by the Company for cause or by voluntary resignation by Optionee, all unvested options shall be immediately exercisable as of the date of his termination of his employment. The term "for cause" shall be defined by the Committee at the time of the grant of an Option pursuant to this Plan.

   (f) Adjustments. In the event of a reorganization, recapitalization, stock split, stock dividend, Extraordinary Dividend, combination of shares, consolidation, merger (other that a merger or consolidation which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares), any sale or transfer by the Company of all or substantially all of its assets or any tender offer or exchange offer for or the acquisition, directly or indirectly, by any person or group of all or a majority of the then outstanding voting securities of the Company, rights offering, or any other change in the corporate structure or rights with respect to any shares of the Company, adjustments shall be made to the number or type of stock granted pursuant to this Plan and, in order to prevent dilution or enlargement of the rights of Optionee, to the number of Options, and the type and option price of stock subject to outstanding Options or as provided below with respect to Extraordinary Dividend. In the case of an Extraordinary Dividend, the Optionee shall be entitled to have distributed to him upon the exercise of any portion of the option an amount equal to the Extraordinary Dividend her would have received had he exercised such portion of the option immediately prior to the declaration of the Extraordinary Dividend. For this purpose, an Extraordinary Dividend shall mean any dividend or dividends paid or declared in the twelve month period immediately prior to the day after any such declaration in excess in the aggregate of 7% of the average Closing Price of the Common Stock during such period.

    (g) Registration, Listing and Qualification of Shares of Common Stock. The Company, within six months of the date any opinion granted pursuant to this Plan first becomes vested and exercisable, shall register all the shares underlying the options on a Registration Statement on Form S-8 ("S-8").
    The Company shall also prepare and file a Form S-3 prospectus with such S-8. The Company within six months of the date of any opinion granted pursuant to this Plan first becomes vested and exercisable, shall list all the shares underlying the options on the American Stock Exchange with an Additional Listing Application. The company may require Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement in which Optionee acknowledges the status of the shares and the conditions and the restrictions, if any, upon their sale or distribution under the applicable securities law.

    (h) Withholding of Taxes.   No option may be exercised, unless the Optionee
    has paid, or has made provision, satisfactory to the Committee for payment of, Federal, state and local income taxes, or any other taxes (other than stock transfer taxes), which the Company may be obligated to collect as a result of the issue or transfer of shares of Common Stock upon exercise of an option. The Committee may authorize that shares of Common Stock or options to be applied towards the payment of withholding taxes.

    (i) Transferability. Options granted pursuant to this Plan may be transferred by the Employee with the consent of the Company which shall not be unreasonably withheld at any time; provided however, Section 5(e) of this Plan shall be applied based on the Employee and his status and not that of any assignee.


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    (j) Other Terms and Conditions.  The Committee may impose such other terms and conditions, not inconsistent with the terms hereof, on the grant or exercise of options, or on the grant of stock, as it deems advisable.

  6. Stockholder's Rights. Neither an Optionee nor their respective legal representatives, legatees or distributees, as the case may be, shall have any of the rights or privileges of a stockholder of the Company by virtue of an award of stock, or grant of an Option, except with respect to any shares of Common Stock actually issued or transferred of record and delivered to one of the aforementioned persons.

  7. Governing Laws. The Employee Plan and all rights and obligations thereunder shall be construed in accordance with and governed by the laws of the State of Delaware.